December 1, 2006

Mr. Keith Miles
Vice President Operations
Endeavor Energy Corp.
300 - 407 2nd Street SW
Calgary, Alberta T2P 2Y3

Re: Acadia North, Empress and 3D Seismic area Lands.

Dear Mr. Miles:

This letter of intent (the “Letter of Intent”) sets forth our understanding of the mutual intentions of the parties regarding the proposed transaction between Quest Canada Corp., (“Quest”) and Endeavor Energy Corp, (“Endeavor”).

Each party understands and acknowledges that this is a binding Letter of Intent and this Letter of Intent does create a binding contract, which will be subject to more definitive agreements. Both parties agree to complete definitive agreements within fifteen business days of execution of the Letter of Intent.

1.  Structure of Transaction.

1.1  Endeavor Data Acquisition. Endeavor will acquire from Quest a non-Exclusive License of 3D Seismic data owned by Quest Canada covering 10 square miles. The license fee to be paid by Endeavor to Quest will be Two Hundred and Fifty Thousand Dollars ($250,000 US), (the “Licensing Fee”). The Licensing Fee shall be payable to Quest Canada upon execution of this Letter of Intent and release of the data by an escrow agent. A complete inventory of the data is attached hereto as Exhibit “A”. Endeavor is entitled and will receive repayment of risk capital of $250,000 by Endeavor from the production of the first production gas well, to the extent there is production from the new wells drilled. Endeavor agrees to pay all costs associated with interpreting the data which shall be for internal use only and completed within 60 days of delivery of the data. Quest shall have ownership of all results of the interpretation and internal documents that pertain to the seismic area surveyed.

1.2  Structure of Future Participation.  Endeavor warrants and represents that it has the financial capability to complete the drilling estimates should it elect to proceed with the project. Endeavor agrees to commence drilling operations within 6 months of interpretation of the seismic data.

In addition to the non-exclusive licensing fee, Quest shall receive the right to participate in all future operations derived from (i) the existing lands owned and or controlled by Quest attached hereto as Exhibit “B” and (ii) and on any lands acquired, farmed out and/or joint ventured or where Endeavors officers, directors, or affiliates receive an economic benefit from the properties covered within the 3D seismic area and 1 mile outside of the surveyed area (“Covered Properties”). Quest shall have a thirty (30) day option period prior to each drilling opportunity to participate in one of the following forms:

•	a GORR in an amount equal to 10% for properties we own and 5% for other properties within the Covered Properties, with no additional capital commitment

•
a NCOR% in an amount equal to 15% for all properties within the Covered Properties, with no additional capital commitment, except for the portion of the Covered Properties that is 1 mile outside of the surveyed area shall be at a GORR of 5%

•
or as a 50-50 joint venture in which Quest provides 50% of the capital required for all properties within the Covered Properties, except for the portion of the Covered Properties that is 1 mile outside of the surveyed area shall be at a GORR of 5% . In the event Quest elects to participate, Quest will be notified within 30 days of spud, and AFE will be sent followed by Cash Call, Cash Call must be paid with in 7 business days of receipt.

1.3  Minimum Guarantee.  Endeavor agrees to drill one natural gas well on any Exhibit B lands in the Viking zone within 6 months from the completion of the interpretation of the 3D seismic data and commits to a minimum drilling capital commitment/expenditure of $1,000,000 US within 12 months from the completion of the interpretation of the 3D seismic data, subject to successful interpretation of the 3D seismic data. If Endeavor chooses not to proceed with this drilling commitment, for whatever reason, then Endeavor, including its affiliates, officers and directors, will forfeit all rights it has under this agreement; excluding the new wells and re-works on existing wells to the extent Endeavor expends funds on the properties, which Endeavor shall maintain; within the Covered Properties, and shall return all copies of the 3D seismic data and its interpretation. To the extent that the $1,000,000 US has been expended within the time frames identified above, Endeavor shall retain all of its rights under this agreement.

1.4 Maintenance of Existing and Future properties. All properties currently owned by Quest shall remain in Quests name, Endeavor will become operator of record and abide by the CAPL operators guidelines, subject to amendments or modifications that are acceptable to both Quest and Endeavor. Endeavor will be responsible for bearing the costs associated with these properties.

1.5  Definitive Agreements. After Quest’s receipt of a fully-executed Letter of Intent from Endeavor, Quest’s counsel will commence preparation of definitive agreements which will effectuate the transactions and arrangements contemplated herein (the “Definitive Agreements”). The Definitive Agreements will contain the provisions outlined above, comprehensive representations and warranties, covenants, conditions, and indemnifications which will all survive the closing.

2.  Additional Terms.

2.1  Due Diligence. Commencing on the date of execution by Endeavor, both parties shall have the opportunity for a due diligence review and investigation of each other and the operations of the businesses, which shall include, among other things, review and investigation of the operational, legal, financial, environmental, employment, and other matters. Each party shall fully cooperate with each other in the conduct of such review and investigation as part of the due diligence process and will promptly furnish to each other and its representatives such financial, operating data and other information as reasonably requested.

2.2  Expenses. Quest and Endeavor shall each pay their own fees and expenses and those of their agents, advisors, attorneys and accountants with respect to the negotiation of this Letter of Intent, the negotiation of the Definitive Agreements and, if Definitive Agreements are executed, the closing of the transactions contemplated by the Definitive Agreements.

3.  Public Announcement. Quest and Endeavor agree not to issue any press release or make any public announcement of the transactions contemplated herein without prior written mutual consent, except where a public announcement is otherwise required by law.

Miscellaneous.

3.1  Governing Law. This Letter of Intent shall be governed and construed in accordance with the laws of the State of California. The agreed upon CAPL agreement shall be governed and construed in accordance with the laws of Alberta, Canada.

3.2  Attorneys’ Fees. If any legal action or any other proceeding is brought for the enforcement of this Letter of Intent or as a result of this Letter of Intent, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and other costs incurred in connection with said action or proceeding and any appeal.

Kindly execute the signature line below to acknowledge your agreement to the terms outlined above and return it to us via facsimile. I look forward to a long and mutually beneficial relationship. Please do not hesitate to contact me with any questions.

Best Regards,

/s/ Phil Scott

Phil Scott, CFA
Chief Financial Officer

Agreed and accepted:

/s/ Keith Miles
____________________________
Keith Miles
Vice President of Operations

Exhibit “A”
3-D Seismic Data Inventory

Quest Oil Corporation
2005/2006 Acadia North 3-D Seismic Acquisition Program
Data Tape Log

Project	Job #	Tape #	Date	Crew #	Line	File	Line	Flag	Format	S.Rate	R.Len	AramAries	LC/HC
Acadia North 2006 3D	0	1	1/4/2006	AR-34	3D	1-107	121-117	172-168	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	0	2	1/4/2006	AR-34	3D	108-132	117-121	167-161	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	0	3	1/4/2006	AR-34	3D	133-224	121-109	160-156	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	0	4	1/4/2006	AR-34	3D	225-308	109-115	155-149	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	5	1/5/2006	AR-34	3D	309-370	115-107	150-143	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	6	1/5/2006	AR-34	3D	371-471	107-105	144-135	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	7	1/5/2006	AR-34	3D	472-548	105-109	134-122	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	8	1/5/2006	AR-34	3D	549-613	109-113	121-122	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	9	1/5/2006	AR-34	3D	614-693	113-117	120-105	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz
	1358	10	1/5/2006	AR-34	3D	694-793	117-105	104-101	SEG-Y	2.00 mS	3000mS	2.508	LC:3 HC:205Hz

Project	Job #	Tape #	Date	Crew#	Line	SP	File	Format	S.Rate	R.Len	AramAries	LC/HC
Acadia North 2005 3D	1352	1	12/30/2005	AR-34	101	101-112	1-60	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	2	12/30/2005	AR-34	121	111-115	61-158	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	3	12/30/2005	AR-34	115	116-105	159-179	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	4	12/31/2005	AR-34	3D	104-113	180-281	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	5	12/31/2005	AR-34		112-116	282-352	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	6	12/31/2005	AR-34		117-113	353-444	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	7	1/1/2005	AR-34		112-129	445-526	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	8	1/1/2005	AR-34		128-126	527-554	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	9	1/1/2005	AR-34		125-127	555-616	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	10	1/1/2005	AR-34	103	126-135	617-709	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	11	1/1/2005	AR-34	119	135-135	709-769	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	12	1/1/2005	AR-34	133	136-142	770-845	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	13	1/1/2005	AR-34	123	141-143	846-902	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	14	1/1/2005	AR-34	3D	124-141	903-972	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	15	1/2/2005	AR-34		140-158	973-1051	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	16	1/2/2005	AR-34		157-153	1052-1108	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	17	1/2/2005	AR-34	127	152-160	1109-1184	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	18	1/2/2005	AR-34	137	161-166	1185-1263	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	19	1/2/2005	AR-34	127	167-167	1264-1320	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	20	1/2/2005	AR-34	119	168-176	1321-1391	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	21	1/2/2005	AR-34	3D	177-161	1392-1474	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	22	1/3/2005	AR-34		162-172	1475-1533	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	23	1/3/2005	AR-34	113	173-176	1534-1590	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	24	1/3/2005	AR-34	3D	175-180	1591-1649	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	25	1/3/2005	AR-34	129	181-191	1650-1733	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	26	1/3/2005	AR-34	135	190-185	1734-1819	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	27	1/3/2005	AR-34	125	185-191	1820-1893	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	28	1/3/2005	AR-34	119	190-199	1894-1965	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	29	1/3/2005	AR-34	111	198-191	1966-2054	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz
	1352	30	1/3/2005	AR-34	3D	190-186	2056-2078	SEG-Y	2.00 mS	3000mS	2.508	LC: 3 HC: 205Hz

Exhibit “B”
Quest Canada Lands

PNG Lease No.	Lands

0405090031	Section 23 25-2-W4M

0405110388	Section 11 26-2-W4M

0405110389	Section 12 26-2-W4M

0406030069	Sections 1,2 26-2-W4M

0401030100	Section 22 25-2-W4M

0401030101	Section 34 25-2-W4M

0503080787	Sections 10,15,22,23 24-2-W4M